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                                                                    Exhibit 23.1
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                     CONSENT OF PRICEWATERHOUSECOOPERS LLP
                            INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated January 29, 2001 relating to the combined financial statements and financial statement schedule of Kraft Foods Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March 16, 2001